Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate November 5, 2020	Kenneth E. Webster Investor Relations 716-857-7067	Karen M. Camiolo Treasurer 716-857-7344

NATIONAL FUEL REPORTS FOURTH QUARTER
AND FULL YEAR FISCAL 2020 EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the three months and fiscal year ended September 30, 2020.

FISCAL 2020 HIGHLIGHTS
•Completed highly-accretive acquisition of Appalachian upstream and midstream gathering assets in July, which is expected to generate in excess of $100 million of consolidated E&P and Gathering segment free cash flow in fiscal 2021
•E&P segment capital expenditures reduced by $107 million, or 22% from the prior year, excluding the Company's Appalachian upstream acquisition (see page 20)
•E&P segment net production of 241.5 Bcfe, an increase of 29.7 Bcfe, or 14%, from the prior year, with corresponding 13% increase in Gathering segment throughput
•Increased E&P segment reserves to approximately 3.5 Tcfe, an increase of 12% versus fiscal 2019, driven largely by the Company's recent acquisition, which added 684 Bcf of proved developing producing reserves at a cost of $0.36 per Mcf
•Placed Empire North project into service in mid-September, which is expected to generate $27 million in incremental annual Pipeline & Storage segment revenue
•Invested $71.4 million in Utility system modernization and reliability, replacing over 150 miles of older vintage mains and services, and bringing 5-year total to over $341 million
•Increased shareholder dividend for the 50th consecutive year to an annual rate of $1.78 per share
•Published initial Corporate Responsibility Report in September 2020, which is available on the Company's corporate responsibility website, responsibility.natfuel.com

FISCAL 2020 FOURTH QUARTER SUMMARY
•GAAP net loss of $145.5 million, or $1.60 per share, which includes a $183.7 million non-cash, after-tax impairment of oil and gas properties, compared to GAAP net income of $47.3 million, or $0.54 per share, in the prior year
•Adjusted operating results of $36.3 million, or $0.40 per share, compared to $47.0 million, or $0.54 per share, in the prior year (see non-GAAP reconciliation on page 2)
•Adjusted EBITDA of $159.6 million compared to $157.3 million in the prior year (non-GAAP reconciliation on page 25)
•Pipeline & Storage segment Adjusted EBITDA of $47.0 million, an increase of 31% from the prior year
•Gathering segment Adjusted EBITDA of $33.1 million, an increase of 11% from the prior year
•E&P segment net production of 67.3 Bcfe, an increase of 8.2 Bcfe, or 14%, from the prior year, which includes the impact of the Company's recently-closed Appalachian acquisition and approximately 6 Bcf of price-related natural gas curtailments
•Average natural gas prices of $1.92 per Mcf, after hedge gains of $0.28 per Mcf, down $0.34 per Mcf from the prior year
•Average oil prices of $55.70 per Bbl, after hedge gains of $14.49 per Bbl, down $5.30 per Bbl from the prior year

Page 2.

MANAGEMENT COMMENTS

David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, stated: “National Fuel turned a challenging 2020 fiscal year into one of opportunity, with several important milestones achieved in our fourth quarter. Over the past few months, we completed a highly-accretive acquisition, brought online the $129 million Empire North expansion project, and received the FERC certificate for our $279 million FM100 Project, giving us line of sight on significant growth in the years ahead. In addition, our Utility completed its annual system modernization program, through which over 150 miles of older vintage pipelines were replaced, further reducing our greenhouse gas emissions. And, in September, the Company published its initial Corporate Responsibility Report, an important step in the continuous improvement of our environmental, social, and governance initiatives and disclosures.

These milestones were not possible without the significant efforts of National Fuel’s 2,100 dedicated and hard-working employees, who have continued to meet the increased demands of our business during the pendency of the COVID-19 pandemic. Throughout the year, as we confronted the constantly evolving landscape of the health crisis, as well as significant commodity price headwinds, our integrated, diversified business model continued to provide an important measure of stability and predictability.

As we move into fiscal 2021, National Fuel is well-positioned for growth, and we expect our Appalachian acquisition, which included significant, highly-economic drilling inventory, as well as the substantial growth of our FERC-regulated pipelines, to drive long-term value for our shareholders. Combining this with a large base of stable, regulated cash flows, we are poised to generate strong consolidated returns, and grow our earnings and cash flows in the years ahead, while maintaining the strength of the Company’s investment-grade balance sheet and our focus on the sustainability of our operations.”

RECONCILIATION OF GAAP EARNINGS TO ADJUSTED OPERATING RESULTS

	Three Months Ended		Fiscal Year Ended
	September 30,		September 30,
(in thousands except per share amounts)	2020	2019	2020	2019
Reported GAAP Earnings	$(145,545)	$47,281	$(123,772)	$304,290
Items impacting comparability:
Impairment of oil and gas properties (E&P)	253,441	—	449,438	—
Tax impact of impairment of oil and gas properties	(69,698)	—	(123,187)	—
Deferred tax valuation allowance as of March 31, 2020	—	—	56,770	—
Remeasurement of deferred income taxes under 2017 Tax Reform	—	—	—	(5,000)
Mark-to-market adjustments due to hedge ineffectiveness (E&P)	—	(1,313)	—	(2,096)
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	—	276	—	440
Unrealized (gain) loss on other investments (Corporate / All Other)	(2,439)	949	(1,645)	2,045
Tax impact of unrealized (gain) loss on other investments	512	(199)	345	(429)
Adjusted Operating Results	$36,271	$46,994	$257,949	$299,250

Reported GAAP Earnings Per Share	$(1.60)	$0.54	$(1.41)	$3.51
Items impacting comparability:
Impairment of oil and gas properties, net of tax (E&P)	2.02	—	3.71	—
Deferred tax valuation allowance as of March 31, 2020	—	—	0.65	—
Remeasurement of deferred income taxes under 2017 Tax Reform	—	—	—	(0.06)
Mark-to-market adjustments due to hedge ineffectiveness, net of tax (E&P)	—	(0.01)	—	(0.02)
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	(0.02)	0.01	(0.01)	0.02
Earnings per share impact of diluted shares	—	—	(0.02)	—
Adjusted Operating Results Per Share	$0.40	$0.54	$2.92	$3.45

FISCAL 2021 GUIDANCE UPDATE

National Fuel is revising its fiscal 2021 earnings guidance to reflect updated forecast assumptions and projections, including the impact of increased near-term natural gas price expectations since the Company’s preliminary guidance was announced in August 2020. The Company is now projecting that earnings will be within the range of $3.55 to $3.85 per
-more-

Page 3.

share, an increase of 27% from the Company’s 2020 adjusted operating results at the midpoint of the updated guidance range. The increase from the preliminary guidance is primarily due to higher expected price realizations on Seneca’s natural gas production and lower expected depreciation, depletion and amortization (“DD&A”) rates at Seneca as a result of the Company’s fourth quarter fiscal 2020 impairment, which is expected to be partially offset by lower expected price realizations on Seneca’s crude oil production.

The Company is now assuming that NYMEX natural gas prices will average $3.00 per MMBtu in fiscal 2021, an increase of $0.35 per MMBtu from the $2.65 per MMBtu assumed in the preliminary guidance. Additionally, the Company is now assuming that WTI oil prices will average $37.50 per Bbl in fiscal 2021, a $5.00 decrease from the $42.50 per Bbl assumed in the previous guidance. For guidance purposes, the Company’s updated projections approximate the current NYMEX forward markets for natural gas and oil and consider the impact of local sales point differentials and new physical firm sales, transportation, and financial hedge contracts.

During the fourth quarter, Seneca executed approximately 30 billion cubic feet (“Bcf”) of new NYMEX natural gas swap contracts for fiscal 2021. Seneca currently has firm sales contracts in place for 275 Bcf, or approximately 90% of its projected fiscal 2021 Appalachian production, limiting its exposure to in-basin markets. Approximately 234 Bcf of those sales, or 77% of Seneca’s expected Appalachian production, are either matched by a financial hedge, including a combination of swaps and no-cost collars, or were entered into at a fixed price.

In connection with the continued development of the Leidy South and FM100 projects, both of which are on track to come online in the fourth quarter of calendar 2021, the Company now plans to add a second horizontal drilling rig in Appalachia in early calendar 2021. Production from the first pad that will be drilled in connection with this activity addition is expected in early fiscal 2022. Overall, the Company's increased activity will allow Seneca to utilize its 330,000 dekatherms per day of incremental pipeline capacity on Leidy South to reach premium markets during the winter heating season. The Company expects this second drilling rig to focus on the development of its highly-economic Eastern Development Area (“EDA”) assets, including its recently-acquired inventory in Tioga, County, Pa. In order to further mitigate the risk of commodity price exposure for this additional activity, Seneca executed approximately 16 Bcf of new NYMEX natural gas swap contracts for fiscal 2022 at an average price of $2.90 per Mcf. In total, Seneca now has approximately 170 Bcf of its fiscal 2022 Appalachian production secured by either financial hedges or fixed price physical sales contracts.

As a result of Seneca’s additional activity, the Company is increasing its Exploration and Production segment capital expenditure range to $350 million to $390 million, an increase of $60 million at the midpoint of the Company’s updated guidance range, and a decrease of approximately $15 million from Seneca’s 2020 fiscal year capital expenditures. Based on the Company's fiscal 2021 assumptions, the Company expects its consolidated Exploration and Production and Gathering segment funds from operations to significantly exceed those segments' capital expenditures for the year, generating in excess of $100 million in consolidated free cash flow from these businesses.

In total, the Company’s consolidated capital expenditures in fiscal 2021 are now expected to be in the range of $720 million to $830 million. Based on the Company’s fiscal 2021 assumptions, it still anticipates its cash flow from operations to exceed its capital expenditures for the year.

The Company’s other guidance assumptions remain largely unchanged from the previous guidance. Additional details on the Company's updated forecast assumptions and business segment guidance for fiscal 2021 are outlined in the table on page 8.

DISCUSSION OF FOURTH QUARTER RESULTS BY SEGMENT

The following earnings discussion of each operating segment for the quarter ended September 30, 2020 is summarized in a tabular form on pages 9 and 10 of this report (earnings drivers for the fiscal year ended September 30, 2020 are summarized on pages 11 and 12). It may be helpful to refer to those tables while reviewing this discussion.

Note that management defines Adjusted Operating Results as reported GAAP earnings adjusted for items impacting comparability, and Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

-more-

Page 4.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Company, LLC ("Seneca"). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

	Three Months Ended
	September 30,
(in thousands)	2020	2019	Variance
GAAP Earnings	$(169,171)	$25,208	$(194,379)
Impairment of oil and gas properties, net of tax	183,743	—	183,743
Mark-to-market adjustments due to hedge ineffectiveness, net of tax	—	(1,037)	1,037
Adjusted Operating Results	$14,572	$24,171	$(9,599)

Adjusted EBITDA	$75,439	$89,509	$(14,070)

Seneca’s fourth quarter GAAP earnings decreased $194.4 million versus the prior year. This was primarily driven by a non-cash, pre-tax impairment charge of $253.4 million ($183.7 million after-tax) to write-down the value of Seneca’s oil and natural gas reserves under the full cost method of accounting. This method requires Seneca to perform a quarterly “ceiling test” comparing the present value of future net revenues from its oil and natural gas reserves based on an unweighted arithmetic average of the first day of the month oil and gas prices for each month within the 12-month period prior to the end of the reporting period (“the ceiling”) with the book value of those reserves at the balance sheet date. If the book value of the reserves exceeds the ceiling, a non-cash impairment charge must be recorded in order to reduce the book value of the reserves to the calculated ceiling. Seneca could potentially record non-cash impairments in future quarters depending on the commodity price environment.

Excluding this item, as well as the net impact of non-cash mark-to-market adjustments recorded in the prior year relating to hedge ineffectiveness (see table above), Seneca’s fourth quarter earnings decreased $9.6 million as the positive impacts of higher natural gas production and a lower effective income tax rate after the effect of the impairment were more than offset by the negative impacts of lower realized natural gas and crude oil prices, lower crude oil production, higher operating expenses resulting from increased production and higher interest expense.

Seneca produced 67.3 Bcfe during the fourth quarter, an increase of 8.2 Bcfe, or 14%, from the prior year. Natural gas production increased 8.6 Bcf, or 15%, due primarily to production from the Company's acquisition of Appalachian upstream assets on July 31, 2020, and new Marcellus and Utica wells in Appalachia, partially offset by approximately 6 Bcf of price-related curtailments. Net production increased 5.5 Bcf to 36.2 Bcf in the Eastern Development Area ("EDA"), primarily due to higher production from the Company's recent Appalachian acquisition, partly offset by natural production declines and the impact of price-related curtailments. Net production increased 3.2 Bcf to 27.3 Bcf in Seneca’s Western Development Area ("WDA"), primarily due to the ongoing development program in the region partially offset by price-related curtailments. Oil production for the fourth quarter decreased 56,000 Bbls, or 9%, from the prior year due to a decline in production from assets in the Midway Sunset area of California driven by a reduction in steam injection rates in response to decreased oil prices, as well as workover activities, partially offset by new production brought on-line in Seneca’s Coalinga development area.

Seneca's average realized natural gas price, after the impact of transportation costs and $0.28 per Mcf of hedging gains, was $1.92 per Mcf, a decrease of $0.34 per Mcf from the prior year. This decline was largely due to lower NYMEX prices and lower spot pricing at local sales points in Pennsylvania. Seneca's average realized oil price, after the impact of $14.49 per Bbl of hedging gains, was $55.70 per Bbl, a decrease of $5.30 per Bbl compared to the prior year. The decline in oil price realizations was due primarily to lower market prices for unhedged crude oil during the quarter and reduced price differentials at local sales points in California.

Lease operating and transportation (“LOE”) expense increased $4.6 million primarily due to higher transportation costs in Appalachia from increased production, partly offset by a decline in well repairs, workover activity and steam fuel costs in California. LOE expense includes the fees paid to the Company’s Gathering segment for gathering and compression services used to connect Seneca’s Marcellus and Utica production to sales points along interstate pipelines. DD&A expense decreased $0.7 million due largely to the ceiling test impairments recorded during fiscal 2020, partially offset by higher natural gas production. On a unit of production basis, Seneca's combined general and administrative ("G&A"), LOE and DD&A expenses during the quarter collectively decreased $0.15 per Mcfe, or 8%, during the quarter. Interest expense
-more-

Page 5.

increased by $1.3 million from the prior year, primarily driven by additional long-term borrowings from the Company's long-term debt issuance in June 2020 that was used to fund a portion of the Company's Appalachian acquisition. The reduction in Seneca's effective income tax rate was largely driven by a reduction to deferred state income taxes as a result of the recent Appalachian acquisition.

Proved Reserves Year-End Update

Seneca’s total proved natural gas and crude oil reserves at September 30, 2020 were 3,458 Bcfe, an increase of 359 Bcfe, or 12%, from September 30, 2019. Seneca’s proved developed reserves at the end of fiscal 2020 were 2,906 Bcfe, representing 84% of total proved reserves, compared to 67% a year ago. The proved reserves base is approximately 96% natural gas and 4% oil. In fiscal 2020, Seneca recorded 684 Bcfe of proved developed producing reserves as a result of its recent Appalachian acquisition, 9 Bcfe of proved reserve extensions and discoveries, primarily in Appalachia, and 93 Bcfe of downward revisions due primarily to changes in development plans and certain price-related revisions.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	September 30,
(in thousands)	2020	2019	Variance
GAAP Earnings	$16,045	$15,368	$677

Adjusted EBITDA	$46,966	$35,747	$11,219

The Pipeline and Storage segment’s fourth quarter GAAP earnings increased $0.7 million versus the prior year, with higher operating revenues and lower operation and maintenance ("O&M") expenses partially offset by higher DD&A expense, higher interest expense, a decrease in other income and a higher effective income tax rate. The increase in operating revenues of $10.4 million, or 15%, was largely due to an increase in Supply Corporation's transportation and storage rates effective February 1, 2020, in accordance with Supply Corporation's rate case settlement, coupled with new demand charges for transportation service from the Company's Empire North expansion project, which was placed in service during the fourth quarter, and from Supply Corporation's Line N to Monaca expansion project. O&M expense decreased $0.9 million due to lower pipeline integrity, compressor and facility maintenance costs. The increase in DD&A expense of $3.3 million was primarily attributable to an increase in Supply Corporation's depreciation rates associated with its rate case settlement. The increase in interest expense of $3.6 million was primarily driven by additional long-term borrowings from the Company's long-term debt issuance in June 2020. The decrease in other income of $2.5 million was primarily due to higher non-service pension and post-retirement benefit costs coupled with a decrease in allowance for funds used during construction (AFUDC). The increase in the effective income tax rate was largely due to differences in book and tax treatment of stock compensation.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which currently deliver Seneca’s gross Appalachian production to the interstate pipeline system.

	Three Months Ended
	September 30,
(in thousands)	2020	2019	Variance
GAAP Earnings	$17,550	$16,902	$648

Adjusted EBITDA	$33,062	$29,895	$3,167

-more-

Page 6.

The Gathering segment’s fourth quarter GAAP earnings increased $0.6 million versus the prior year. The increase was primarily driven by higher operating revenues and the impact of a lower effective income tax rate, which were partially offset by higher DD&A expense, higher O&M expenses and higher interest expense. Operating revenues increased $4.4 million primarily due to an 8.3 Bcf increase in gathered volumes resulting from the Company's recent Appalachian acquisition that included certain midstream gathering assets and from new Appalachian wells that were brought on-line, partially offset by decreases in gathered volumes resulting from natural production declines and the impact of price-related curtailments. The increase in DD&A expense of $1.6 million was primarily attributable to incremental depreciation expense related to the fourth quarter Appalachian acquisition. This acquisition also contributed in part to the $1.2 million increase in O&M expense, with the remainder of the increase due to higher compressor facility and maintenance costs. The increase in interest expense of $1.7 million was primarily driven by additional long-term borrowings from the Company's long-term debt issuance in June 2020 that was used to fund a portion of the Appalachian acquisition. The reduction in the Gathering segment's effective income tax rate was primarily due to a reduction to estimated deferred state income taxes as a result of the recent Appalachian acquisition.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	September 30,
(in thousands)	2020	2019	Variance
GAAP Earnings	$(6,969)	$(7,728)	$759

Adjusted EBITDA	$8,550	$6,714	$1,836

The Utility segment’s fourth quarter net loss was $0.8 million lower than the prior-year fourth quarter primarily due to higher customer margin (operating revenues less purchased gas sold), partially offset by higher O&M expense. The increase in customer margin was due primarily to an increase in customer usage and the impact of adjustments related to regulatory rate and cost recovery mechanisms subject to annual reconciliation.

The $2.7 million increase in O&M expense was primarily attributable to higher personnel costs and incremental expense recorded to increase the allowance for uncollectible accounts due to the potential for future customer non-payment resulting from the current economic backdrop brought on by COVID-19.

Corporate and All Other

The Company’s operations that are included in Corporate and All Other generated a combined net loss of $3.0 million in the current year fourth quarter, generally consistent with the combined net loss of $2.5 million generated in the prior-year fourth quarter.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, November 6, 2020, at 11 a.m. Eastern Time to discuss this announcement. Pre-registration is required to access the teleconference by phone in a listen-only mode by following this link: http://www.directeventreg.com/registration/event/5657046. To access the webcast, visit the Events Calendar under the News & Events page on the NFG Investor Relations website at investor.nationalfuelgas.com. A replay of the conference call will be available approximately two hours following the teleconference at the same website link and by phone (toll-free) at 800-585-8367 using conference ID number “5657046”. Both the webcast and conference call replay will be available until the close of business on Friday, November 13, 2020.

National Fuel is an integrated energy company reporting financial results for four operating segments: Exploration and Production, Pipeline and Storage, Gathering, and Utility. Additional information about National Fuel is available at www.nationalfuelgas.com.
-more-

Page 7.

Analyst Contact:	Kenneth E. Webster	716-857-7067
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: the Company's ability to successfully integrate acquired assets, including Shell's upstream assets and midstream gathering assets in Pennsylvania, and achieve expected cost synergies; the length and severity of the recent COVID-19 pandemic, including its impacts across our businesses on demand, operations, global supply chains and liquidity; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; changes in the price of natural gas or oil; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including disruptions due to the COVID-19 pandemic, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; the Company's ability to complete planned strategic transactions; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.
-more-

Page 8.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its earnings guidance for fiscal 2021. Additional details on the Company's forecast assumptions and business segment guidance are outlined in the table below.

While the Company could potentially record non-cash impairments in future quarters depending on the commodity price environment, the amount of these charges is not reasonably determinable at this time. The amount of any ceiling test charge is determined at the end of the applicable quarter and will depend on many factors, including additions to or subtractions from proved reserves, fluctuations in oil and gas prices, and income tax effects related to the differences between the book and tax basis of the Company’s oil and gas properties. Some or all of these factors are likely to be significant. Because any potential ceiling test impairment charges and other potential items impacting comparability are not reasonably determinable at this time, the Company is unable to provide earnings guidance other than on a non-GAAP basis that excludes these items.

	Preliminary FY 2021 Guidance	Updated FY 2021 Guidance
Consolidated Earnings per Share, excluding items impacting comparability	$3.40 to $3.70	$3.55 to $3.85
Consolidated Effective Tax Rate	~ 26%	~ 26%

Capital Expenditures (Millions)
Exploration and Production	$290 - $330	$350 - $390
Pipeline and Storage	$250 - $300	$250 - $300
Gathering	$30 - $40	$30 - $40
Utility	$90 - $100	$90 - $100
Consolidated Capital Expenditures	$660 - $770	$720 - $830

Exploration & Production Segment Guidance

Commodity Price Assumptions
NYMEX natural gas price	$2.65 /MMBtu	$3.00 /MMBtu
Appalachian basin spot price (winter I summer)	$2.25 /MMBtu | $2.00 /MMBtu	$2.50 /MMBtu | $2.10 /MMBtu
NYMEX (WTI) crude oil price	$42.50 /Bbl	$37.50 /Bbl
California oil price premium (% of WTI)	95%	94%

Production (Bcfe)
East Division - Appalachia	290 to 320	290 to 320
West Division - California	~ 15	~ 15
Total Production	305 to 335	305 to 335

E&P Operating Costs ($/Mcfe)
LOE	$0.83 - $0.85	$0.83 - $0.86
G&A	$0.21 - $0.23	$0.21 - $0.23
DD&A	$0.65 - $0.70	$0.60 - $0.65

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$185 - $200	$185 - $200
Pipeline and Storage Segment Revenues	$330 - $340	$330 - $340

Page 9.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED SEPTEMBER 30, 2020
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Fourth quarter 2019 GAAP earnings	$25,208	$15,368	$16,902	$(7,728)	$(2,469)	$47,281

Items impacting comparability:
Mark-to-market adjustments due to hedge ineffectiveness	(1,313)					(1,313)
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	276					276
Unrealized (gain) loss on other investments					949	949
Tax impact of unrealized (gain) loss on other investments					(199)	(199)
Fourth quarter 2019 adjusted operating results	24,171	15,368	16,902	(7,728)	(1,719)	46,994

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	15,257					15,257
Higher (lower) crude oil production	(2,694)					(2,694)
Higher (lower) realized natural gas prices, after hedging	(16,951)					(16,951)
Higher (lower) realized crude oil prices, after hedging	(2,329)					(2,329)

Midstream Revenues
Higher (lower) operating revenues		8,231	3,474			11,705

Downstream Margins***
Impact of usage and weather				1,417		1,417
System modernization tracker revenues				225		225
Regulatory revenue adjustments				1,423		1,423

Operating Expenses
Lower (higher) lease operating and transportation expenses	(3,613)					(3,613)
Lower (higher) operating expenses	(563)	684	(969)	(2,154)		(3,002)
Lower (higher) depreciation / depletion	532	(2,568)	(1,251)		(703)	(3,990)

Other Income (Expense)
(Higher) lower other deductions	(434)	(2,194)			(1,254)	(3,882)
(Higher) lower interest expense	(1,058)	(2,815)	(1,357)		(659)	(5,889)

Income Taxes
Lower (higher) income tax expense / effective tax rate	2,476	(824)	581	(22)	(679)	1,532

All other / rounding	(222)	163	170	(130)	87	68
Fourth quarter 2020 adjusted operating results	14,572	16,045	17,550	(6,969)	(4,927)	36,271

Items impacting comparability:
Impairment of oil and gas properties	(253,441)					(253,441)
Tax impact of impairment of oil and gas properties	69,698					69,698
Unrealized gain (loss) on other investments					2,439	2,439
Tax impact of unrealized gain (loss) on other investments					(512)	(512)
Fourth quarter 2020 GAAP earnings	$(169,171)	$16,045	$17,550	$(6,969)	$(3,000)	$(145,545)

* Amounts do not reflect intercompany eliminations
** Operating results have been calculated using the 21% federal statutory rate effective for the 2019 fiscal year.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 10.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED SEPTEMBER 30, 2020
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*

Fourth quarter 2019 GAAP earnings per share	$0.29	$0.18	$0.19	$(0.09)	$(0.03)	$0.54
Items impacting comparability:
Mark-to-market adjustments due to hedge ineffectiveness, net of tax	(0.01)					(0.01)
Unrealized (gain) loss on other investments, net of tax					0.01	0.01
Fourth quarter 2019 adjusted operating results per share	0.28	0.18	0.19	(0.09)	(0.02)	0.54

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	0.17					0.17
Higher (lower) crude oil production	(0.03)					(0.03)
Higher (lower) realized natural gas prices, after hedging	(0.19)					(0.19)
Higher (lower) realized crude oil prices, after hedging	(0.03)					(0.03)

Midstream Revenues
Higher (lower) operating revenues		0.09	0.04			0.13

Downstream Margins***
Impact of usage and weather				0.02		0.02
System modernization tracker revenues				—		—
Regulatory revenue adjustments				0.02		0.02

Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.04)					(0.04)
Lower (higher) operating expenses	(0.01)	0.01	(0.01)	(0.02)		(0.03)
Lower (higher) depreciation / depletion	0.01	(0.03)	(0.01)		(0.01)	(0.04)

Other Income (Expense)
(Higher) lower other deductions	—	(0.02)			(0.01)	(0.03)
(Higher) lower interest expense	(0.01)	(0.03)	(0.01)		(0.01)	(0.06)

Income Taxes
Lower (higher) income tax expense / effective tax rate	0.03	(0.01)	0.01	—	(0.01)	0.02

All other / rounding	(0.02)	(0.01)	(0.02)	(0.01)	0.01	(0.05)
Fourth quarter 2020 adjusted operating results per share	0.16	0.18	0.19	(0.08)	(0.05)	0.40

Items impacting comparability:
Impairment of oil and gas properties, net of tax	(2.02)					(2.02)
Unrealized gain (loss) on other investments, net of tax					0.02	0.02
Fourth quarter 2020 GAAP earnings per share	$(1.86)	$0.18	$0.19	$(0.08)	$(0.03)	$(1.60)

* Amounts do not reflect intercompany eliminations
** Operating results have been calculated using the 21% federal statutory rate effective for the 2019 fiscal year.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
TWELVE MONTHS ENDED SEPTEMBER 30, 2020
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Fiscal 2019 GAAP earnings	$111,807	$74,011	$58,413	$60,871	$(812)	$304,290

Items impacting comparability:
Remeasurement of deferred taxes under 2017 Tax Reform	(990)		(500)		(3,510)	(5,000)
Mark-to-market adjustments due to hedge ineffectiveness	(2,096)					(2,096)
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	440					440
Unrealized (gain) loss on other investments					2,045	2,045
Tax impact of unrealized (gain) loss on other investments					(429)	(429)
Fiscal 2019 adjusted operating results	109,161	74,011	57,913	60,871	(2,706)	299,250

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	56,872					56,872
Higher (lower) crude oil production	1,192					1,192
Higher (lower) realized natural gas prices, after hedging	(66,562)					(66,562)
Higher (lower) realized crude oil prices, after hedging	(8,707)					(8,707)

Midstream Revenues
Higher (lower) operating revenues		16,844	12,496			29,340

Downstream Margins***
Impact of usage and weather				(1,063)		(1,063)
System modernization tracker revenues				3,113		3,113
Regulatory revenue adjustments				2,755		2,755
Higher (lower) energy marketing margins					3,022	3,022

Operating Expenses
Lower (higher) lease operating and transportation expenses	(13,465)					(13,465)
Lower (higher) operating expenses	(662)	5,743	(3,350)	(8,474)	404	(6,339)
Lower (higher) property, franchise and other taxes	1,643	(1,818)				(175)
Lower (higher) depreciation / depletion	(13,699)	(7,113)	(1,898)	(1,119)		(23,829)

Other Income (Expense)
(Higher) lower other deductions	(1,559)	(3,271)		502		(4,328)
(Higher) lower interest expense	(2,624)	(2,835)	(1,162)	725	(2,554)	(8,450)

Income Taxes
Lower (higher) income tax expense / effective tax rate	(666)	(3,228)	1,013	(189)	(1,338)	(4,408)

All other / rounding	(1,114)	527	(150)	245	223	(269)
Fiscal 2020 adjusted operating results	59,810	78,860	64,862	57,366	(2,949)	257,949

Items impacting comparability:
Impairment of oil and gas properties	(449,438)					(449,438)
Tax impact of impairment of oil and gas properties	123,187					123,187
Deferred tax valuation allowance	(60,463)		3,769		(76)	(56,770)
Unrealized gain (loss) on other investments					1,645	1,645
Tax impact of unrealized gain (loss) on other investments					(345)	(345)
Fiscal 2020 GAAP earnings	$(326,904)	$78,860	$68,631	$57,366	$(1,725)	$(123,772)

* Amounts do not reflect intercompany eliminations
** Operating results have been calculated using the 21% federal statutory rate effective for the 2019 fiscal year.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 12.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
TWELVE MONTHS ENDED SEPTEMBER 30, 2020
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*
Fiscal 2019 GAAP earnings per share	$1.29	$0.85	$0.67	$0.70	$—	$3.51
Items impacting comparability:
Remeasurement of deferred taxes under 2017 Tax Reform	(0.01)		(0.01)		(0.04)	(0.06)
Mark-to-market adjustments due to hedge ineffectiveness, net of tax	(0.02)					(0.02)
Unrealized (gain) loss on other investments, net of tax					0.02	0.02
Rounding			0.01		(0.01)	—
Fiscal 2019 adjusted operating results per share	1.26	0.85	0.67	0.70	(0.03)	3.45

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	0.64					0.64
Higher (lower) crude oil production	0.01					0.01
Higher (lower) realized natural gas prices, after hedging	(0.75)					(0.75)
Higher (lower) realized crude oil prices, after hedging	(0.10)					(0.10)

Midstream Revenues
Higher (lower) operating revenues		0.19	0.14			0.33

Downstream Margins***
Impact of usage and weather				(0.01)		(0.01)
System modernization tracker revenues				0.04		0.04
Regulatory revenue adjustments				0.03		0.03
Higher (lower) energy marketing margins					0.03	0.03

Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.15)					(0.15)
Lower (higher) operating expenses	(0.01)	0.06	(0.04)	(0.10)	—	(0.09)
Lower (higher) property, franchise and other taxes	0.02	(0.02)				—
Lower (higher) depreciation / depletion	(0.15)	(0.08)	(0.02)	(0.01)		(0.26)

Other Income (Expense)
(Higher) lower other deductions	(0.02)	(0.04)		0.01		(0.05)
(Higher) lower interest expense	(0.03)	(0.03)	(0.01)	0.01	(0.03)	(0.09)

Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.01)	(0.04)	0.01	—	(0.02)	(0.06)

All other / rounding	(0.03)	—	(0.02)	(0.02)	0.02	(0.05)
Fiscal 2020 adjusted operating results per share	0.68	0.89	0.73	0.65	(0.03)	2.92

Items impacting comparability:
Impairment of oil and gas properties, net of tax	(3.71)					(3.71)
Deferred tax valuation allowance	(0.69)		0.04		—	(0.65)
Unrealized gain (loss) on other investments, net of tax					0.01	0.01
Earnings per share impact of diluted shares		0.01	0.01			0.02
Fiscal 2020 GAAP earnings per share	$(3.72)	$0.90	$0.78	$0.65	$(0.02)	$(1.41)

* Amounts do not reflect intercompany eliminations
** Operating results have been calculated using the 21% federal statutory rate effective for the 2019 fiscal year.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2020	2019	2020	2019
Operating Revenues:
Utility and Energy Marketing Revenues	$78,016	$79,925	$728,336	$860,985
Exploration and Production and Other Revenues	155,811	166,262	611,885	636,528
Pipeline and Storage and Gathering Revenues	54,162	47,153	206,070	195,819
	287,989	293,340	1,546,291	1,693,332
Operating Expenses:
Purchased Gas	(5,773)	4,728	233,890	386,265
Operation and Maintenance:
Utility and Energy Marketing	42,120	39,390	181,051	171,472
Exploration and Production and Other	39,800	38,847	148,856	147,457
Pipeline and Storage and Gathering	31,151	30,926	108,640	111,783
Property, Franchise and Other Taxes	21,132	20,839	88,400	88,886
Depreciation, Depletion and Amortization	80,097	74,670	306,158	275,660
Impairment of Oil and Gas Producing Properties	253,441	—	449,438	—
	461,968	209,400	1,516,433	1,181,523

Operating Income (Loss)	(173,979)	83,940	29,858	511,809

Other Income (Expense):
Other Income (Deductions)	159	1,435	(17,814)	(15,542)
Interest Expense on Long-Term Debt	(32,159)	(25,598)	(110,012)	(101,614)
Other Interest Expense	(2,202)	(1,081)	(7,065)	(5,142)

Income (Loss) Before Income Taxes	(208,181)	58,696	(105,033)	389,511

Income Tax Expense (Benefit)	(62,636)	11,415	18,739	85,221

Net Income (Loss) Available for Common Stock	$(145,545)	$47,281	$(123,772)	$304,290

Earnings (Loss) Per Common Share
Basic	$(1.60)	$0.55	$(1.41)	$3.53
Diluted	$(1.60)	$0.54	$(1.41)	$3.51

Weighted Average Common Shares:
Used in Basic Calculation	90,954,447	86,315,038	87,968,895	86,235,550
Used in Diluted Calculation	90,954,447	86,807,821	87,968,895	86,773,259

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	September 30,
(Thousands of Dollars)	2020	2019

ASSETS
Property, Plant and Equipment	$12,351,852	$11,204,838
Less - Accumulated Depreciation, Depletion and Amortization	6,353,785	5,695,328
Net Property, Plant and Equipment	5,998,067	5,509,510
Assets Held for Sale, Net	53,424	—

Current Assets:
Cash and Temporary Cash Investments	20,541	20,428
Hedging Collateral Deposits	—	6,832
Receivables - Net	143,583	139,956
Unbilled Revenue	17,302	18,758
Gas Stored Underground	33,338	36,632
Materials, Supplies and Emission Allowances	51,877	40,717
Unrecovered Purchased Gas Costs	—	2,246
Other Current Assets	47,557	97,054
Total Current Assets	314,198	362,623

Other Assets:
Recoverable Future Taxes	118,310	115,197
Unamortized Debt Expense	12,297	14,005
Other Regulatory Assets	156,106	167,320
Deferred Charges	67,131	33,843
Other Investments	154,502	144,917
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	76,035	60,517
Fair Value of Derivative Financial Instruments	9,308	48,669
Other	81	80
Total Other Assets	599,246	590,024
Total Assets	$6,964,935	$6,462,157

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 90,954,696 Shares and 86,315,287 Shares, Respectively	$90,955	$86,315
Paid in Capital	1,004,158	832,264
Earnings Reinvested in the Business	991,630	1,272,601
Accumulated Other Comprehensive Loss	(114,757)	(52,155)
Total Comprehensive Shareholders' Equity	1,971,986	2,139,025
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,629,576	2,133,718
Total Capitalization	4,601,562	4,272,743

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	30,000	55,200
Current Portion of Long-Term Debt	—	—
Accounts Payable	134,126	132,208
Amounts Payable to Customers	10,788	4,017
Dividends Payable	40,475	37,547
Interest Payable on Long-Term Debt	27,521	18,508
Customer Advances	15,319	13,044
Customer Security Deposits	17,199	16,210
Other Accruals and Current Liabilities	140,176	139,600
Fair Value of Derivative Financial Instruments	43,969	5,574
Total Current and Accrued Liabilities	459,573	421,908

Deferred Credits:
Deferred Income Taxes	696,054	653,382
Taxes Refundable to Customers	357,508	366,503
Cost of Removal Regulatory Liability	230,079	221,699
Other Regulatory Liabilities	161,573	142,367
Pension and Other Post-Retirement Liabilities	127,181	133,729
Asset Retirement Obligations	192,228	127,458
Other Deferred Credits	139,177	122,368
Total Deferred Credits	1,903,800	1,767,506
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$6,964,935	$6,462,157

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Twelve Months Ended
	September 30,
(Thousands of Dollars)	2020	2019

Operating Activities:
Net Income (Loss) Available for Common Stock	$(123,772)	$304,290
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Impairment of Oil and Gas Producing Properties	449,438	—
Depreciation, Depletion and Amortization	306,158	275,660
Deferred Income Taxes	54,313	122,265
Stock-Based Compensation	14,931	21,186
Other	6,527	8,608
Change in:
Receivables and Unbilled Revenue	(2,578)	6,379
Gas Stored Underground and Materials, Supplies and Emission Allowances	(6,625)	(3,713)
Unrecovered Purchased Gas Costs	2,246	1,958
Other Current Assets	49,367	(29,030)
Accounts Payable	(4,657)	(24,770)
Amounts Payable to Customers	6,771	623
Customer Advances	2,275	(565)
Customer Security Deposits	989	(9,493)
Other Accruals and Current Liabilities	5,001	10,992
Other Assets	(24,203)	5,115
Other Liabilities	4,628	4,978
Net Cash Provided by Operating Activities	$740,809	$694,483

Investing Activities:
Capital Expenditures	$(716,153)	$(788,938)
Acquisition of Upstream Assets and Midstream Gathering Assets	(506,258)	—
Other	(1,205)	(10,237)
Net Cash Used in Investing Activities	$(1,223,616)	$(799,175)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$(25,200)	$55,200
Dividends Paid on Common Stock	(153,322)	(147,418)
Net Proceeds From Issuance of Long-Term Debt	493,007	—
Net Proceeds from Issuance (Repurchase) of Common Stock	161,603	(8,877)
Net Cash Provided by (Used in) Financing Activities	$476,088	$(101,095)

Net Decrease in Cash, Cash Equivalents, and Restricted Cash	(6,719)	(205,787)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	27,260	233,047
Cash, Cash Equivalents, and Restricted Cash at September 30	$20,541	$27,260

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
EXPLORATION AND PRODUCTION SEGMENT	2020	2019	Variance	2020	2019	Variance
Total Operating Revenues	$154,726	$164,887	$(10,161)	$607,453	$632,740	$(25,287)

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	16,653	16,063	590	63,429	64,003	(574)
Lease Operating and Transportation Expense	54,983	50,409	4,574	203,670	186,626	17,044
All Other Operation and Maintenance Expense	3,548	3,425	123	12,542	11,130	1,412
Property, Franchise and Other Taxes	4,103	4,168	(65)	15,646	17,726	(2,080)
Depreciation, Depletion and Amortization	43,467	44,141	(674)	172,124	154,784	17,340
Impairment of Oil and Gas Producing Properties	253,441	—	253,441	449,438	—	449,438
	376,195	118,206	257,989	916,849	434,269	482,580

Operating Income (Loss)	(221,469)	46,681	(268,150)	(309,396)	198,471	(507,867)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(395)	(4)	(391)	(1,580)	(16)	(1,564)
Interest and Other Income	115	273	(158)	698	1,107	(409)
Interest Expense	(15,555)	(14,216)	(1,339)	(58,098)	(54,777)	(3,321)

Income (Loss) Before Income Taxes	(237,304)	32,734	(270,038)	(368,376)	144,785	(513,161)
Income Tax Expense (Benefit)	(68,133)	7,526	(75,659)	(41,472)	32,978	(74,450)
Net Income (Loss)	$(169,171)	$25,208	$(194,379)	$(326,904)	$111,807	$(438,711)

Net Income (Loss) Per Share (Diluted)	$(1.86)	$0.29	$(2.15)	$(3.72)	$1.29	$(5.01)

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
PIPELINE AND STORAGE SEGMENT	2020	2019	Variance	2020	2019	Variance
Revenues from External Customers	$54,090	$47,143	$6,947	$205,998	$195,808	$10,190
Intersegment Revenues	26,236	22,764	3,472	103,606	92,475	11,131
Total Operating Revenues	80,326	69,907	10,419	309,604	288,283	21,321

Operating Expenses:
Purchased Gas	74	241	(167)	75	1,124	(1,049)
Operation and Maintenance	25,233	26,099	(866)	87,440	94,710	(7,270)
Property, Franchise and Other Taxes	8,053	7,820	233	32,569	30,268	2,301
Depreciation, Depletion and Amortization	14,638	11,387	3,251	53,951	44,947	9,004
	47,998	45,547	2,451	174,035	171,049	2,986

Operating Income	32,328	24,360	7,968	135,569	117,234	18,335

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit (Costs) Credit	(394)	930	(1,324)	(917)	3,257	(4,174)
Interest and Other Income	701	1,882	(1,181)	5,552	5,900	(348)
Interest Expense	(10,695)	(7,132)	(3,563)	(32,731)	(29,142)	(3,589)

Income Before Income Taxes	21,940	20,040	1,900	107,473	97,249	10,224
Income Tax Expense	5,895	4,672	1,223	28,613	23,238	5,375
Net Income	$16,045	$15,368	$677	$78,860	$74,011	$4,849

Net Income Per Share (Diluted)	$0.18	$0.18	$—	$0.90	$0.85	$0.05

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
GATHERING SEGMENT	2020	2019	Variance	2020	2019	Variance
Revenues from External Customers	$72	$10	$62	$72	$11	$61
Intersegment Revenues	39,467	35,132	4,335	142,821	127,064	15,757
Total Operating Revenues	39,539	35,142	4,397	142,893	127,075	15,818

Operating Expenses:
Operation and Maintenance	6,455	5,229	1,226	22,942	18,702	4,240
Property, Franchise and Other Taxes	22	18	4	72	81	(9)
Depreciation, Depletion and Amortization	6,785	5,202	1,583	22,440	20,038	2,402
	13,262	10,449	2,813	45,454	38,821	6,633

Operating Income	26,277	24,693	1,584	97,439	88,254	9,185

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(71)	(1)	(70)	(285)	(86)	(199)
Interest and Other Income	346	57	289	545	546	(1)
Interest Expense	(4,115)	(2,397)	(1,718)	(10,877)	(9,406)	(1,471)

Income Before Income Taxes	22,437	22,352	85	86,822	79,308	7,514
Income Tax Expense	4,887	5,450	(563)	18,191	20,895	(2,704)
Net Income	$17,550	$16,902	$648	$68,631	$58,413	$10,218

Net Income Per Share (Diluted)	$0.19	$0.19	$—	$0.78	$0.67	$0.11

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESS

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
UTILITY SEGMENT	2020	2019	Variance	2020	2019	Variance
Revenues from External Customers	$73,000	$67,189	$5,811	$642,855	$715,813	$(72,958)
Intersegment Revenues	944	1,645	(701)	9,443	11,629	(2,186)
Total Operating Revenues	73,944	68,834	5,110	652,298	727,442	(75,144)

Operating Expenses:
Purchased Gas	15,243	14,712	531	263,112	342,832	(79,720)
Operation and Maintenance	41,573	38,845	2,728	178,896	168,684	10,212
Property, Franchise and Other Taxes	8,578	8,563	15	38,872	39,792	(920)
Depreciation, Depletion and Amortization	14,007	13,630	377	55,248	53,832	1,416
	79,401	75,750	3,651	536,128	605,140	(69,012)

Operating Income (Loss)	(5,457)	(6,916)	1,459	116,170	122,302	(6,132)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(2,001)	(2,040)	39	(26,963)	(27,600)	637
Interest and Other Income	589	870	(281)	3,583	3,579	4
Interest Expense	(5,720)	(5,492)	(228)	(22,150)	(23,443)	1,293

Income (Loss) Before Income Taxes	(12,589)	(13,578)	989	70,640	74,838	(4,198)
Income Tax Expense (Benefit)	(5,620)	(5,850)	230	13,274	13,967	(693)
Net Income (Loss)	$(6,969)	$(7,728)	$759	$57,366	$60,871	$(3,505)

Net Income (Loss) Per Share (Diluted)	$(0.08)	$(0.09)	$0.01	$0.65	$0.70	$(0.05)

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
ALL OTHER	2020	2019	Variance	2020	2019	Variance
Revenues from External Customers	$5,988	$13,977	$(7,989)	$89,435	$148,582	$(59,147)
Intersegment Revenues	237	71	166	836	1,127	(291)
Total Operating Revenues	6,225	14,048	(7,823)	90,271	149,709	(59,438)
Operating Expenses:
Purchased Gas	5,263	13,439	(8,176)	80,485	144,292	(63,807)
Operation and Maintenance	2,139	1,837	302	7,895	7,549	346
Property, Franchise and Other Taxes	243	141	102	765	540	225
Depreciation, Depletion and Amortization	1,064	115	949	1,716	1,291	425
	8,709	15,532	(6,823)	90,861	153,672	(62,811)

Operating Loss	(2,484)	(1,484)	(1,000)	(590)	(3,963)	3,373

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(69)	(11)	(58)	(276)	(153)	(123)
Interest and Other Income	201	319	(118)	873	1,371	(498)
Interest Expense	(13)	(6)	(7)	(66)	(21)	(45)

Loss before Income Taxes	(2,365)	(1,182)	(1,183)	(59)	(2,766)	2,707
Income Tax Expense (Benefit)	(565)	(316)	(249)	210	(955)	1,165
Net Loss	$(1,800)	$(866)	$(934)	$(269)	$(1,811)	$1,542
Net Loss Per Share (Diluted)	$(0.02)	$(0.01)	$(0.01)	$—	$(0.02)	$0.02

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
CORPORATE	2020	2019	Variance	2020	2019	Variance
Revenues from External Customers	$113	$134	$(21)	$478	$378	$100
Intersegment Revenues	1,463	1,144	319	4,744	4,638	106
Total Operating Revenues	1,576	1,278	298	5,222	5,016	206
Operating Expenses:
Operation and Maintenance	4,481	4,348	133	13,401	14,258	(857)
Property, Franchise and Other Taxes	133	129	4	476	479	(3)
Depreciation, Depletion and Amortization	136	195	(59)	679	768	(89)
	4,750	4,672	78	14,556	15,505	(949)

Operating Loss	(3,174)	(3,394)	220	(9,334)	(10,489)	1,155

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(775)	(647)	(128)	(3,101)	(2,679)	(422)
Interest and Other Income	37,730	28,993	8,737	127,524	115,605	11,919
Interest Expense on Long-Term Debt	(32,159)	(25,598)	(6,561)	(110,012)	(101,614)	(8,398)
Other Interest Expense	(1,922)	(1,024)	(898)	(6,610)	(4,726)	(1,884)

Loss before Income Taxes	(300)	(1,670)	1,370	(1,533)	(3,903)	2,370
Income Tax Expense (Benefit)	900	(67)	967	(77)	(4,902)	4,825
Net Income (Loss)	$(1,200)	$(1,603)	$403	$(1,456)	$999	$(2,455)
Net Income (Loss) Per Share (Diluted)	$(0.01)	$(0.02)	$0.01	$(0.02)	$0.02	$(0.04)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
INTERSEGMENT ELIMINATIONS	2020	2019	Variance	2020	2019	Variance
Intersegment Revenues	$(68,347)	$(60,756)	$(7,591)	$(261,450)	$(236,933)	$(24,517)
Operating Expenses:
Purchased Gas	(26,353)	(23,664)	(2,689)	(109,782)	(101,983)	(7,799)
Operation and Maintenance	(41,994)	(37,092)	(4,902)	(151,668)	(134,950)	(16,718)
	(68,347)	(60,756)	(7,591)	(261,450)	(236,933)	(24,517)

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest and Other Deductions	(35,818)	(29,186)	(6,632)	(123,467)	(116,373)	(7,094)
Interest Expense	35,818	29,186	6,632	123,467	116,373	7,094
Net Income (Loss)	$—	$—	$—	$—	$—	$—
Net Income (Loss) Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Twelve Months Ended
	September 30,					September 30,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2020		2019		(Decrease)	2020		2019		(Decrease)

Capital Expenditures:
Exploration and Production (1)	$375,466	'(3)	$100,215	'(4)	$275,251	$670,455	(3)(4)	$491,889	(4)(5)	$178,566
Pipeline and Storage	42,520	'(3)	54,878	'(4)	(12,358)	166,652	(3)(4)	143,005	(4)(5)	23,647
Gathering (2)	251,606	'(3)	10,254	'(4)	241,352	297,806	(3)(4)	49,650	(4)(5)	248,156
Utility	32,034	'(3)	37,483	'(4)	(5,449)	94,273	(3)(4)	95,847	(4)(5)	(1,574)
Total Reportable Segments	701,626		202,830		498,796	1,229,186		780,391		448,795
All Other	2		5		(3)	39		128		(89)
Corporate	102		358		(256)	522		727		(205)
Eliminations	(1,130)		—		(1,130)	(1,130)		—		(1,130)
Total Capital Expenditures	$700,600		$203,193		$497,407	$1,228,617		$781,246		$447,371

(1)2020 includes $285.6 million related to the acquisition of upstream assets acquired from Shell, of which $284.5 million is included in Property, Plant and Equipment and $1.1 million is included in Materials, Supplies and Emission Allowances. Excluding liabilities accrued, the amount paid was $282.8 million.

(2)2020 includes $223.5 million related to the acquisition of midstream gathering assets acquired from Shell, of which $223.4 million is included in Property, Plant and Equipment and $0.1 million is included in Materials, Supplies and Emission Allowances.

(3)Capital expenditures for the quarter and year ended September 30, 2020, include accounts payable and accrued liabilities related to capital expenditures of $45.8 million, $17.3 million, $13.5 million, and $10.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at September 30, 2020, since they represent non-cash investing activities at that date.

(4)Capital expenditures for the year ended September 30, 2020, exclude capital expenditures of $38.0 million, $23.8 million, $6.6 million and $12.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2019 and paid during the year ended September 30, 2020. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2019, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2020.

(5)Capital expenditures for the year ended September 30, 2019, exclude capital expenditures of $51.3 million, $21.9 million, $6.1 million and $9.5 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2018 and paid during the year ended September 30, 2019. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2018, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2019.

DEGREE DAYS
				Percent Colder
				(Warmer) Than:
Three Months Ended September 30,	Normal	2020	2019	Normal (1)	Last Year (1)

Buffalo, NY	162	101	45	(37.7)	124.4
Erie, PA	124	68	12	(45.2)	466.7

Twelve Months Ended September 30,

Buffalo, NY	6,653	6,103	6,699	(8.3)	(8.9)
Erie, PA	6,181	5,449	5,911	(11.8)	(7.8)

(1)Percents compare actual 2020 degree days to normal degree days and actual 2020 degree days to actual 2019 degree days.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2020	2019	(Decrease)	2020	2019	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	63,548	54,952	8,596	225,513	195,906	29,607
West Coast	455	491	(36)	1,889	1,974	(85)
Total Production	64,003	55,443	8,560	227,402	197,880	29,522

Average Prices (Per Mcf)
Appalachia	$1.63	$1.95	$(0.32)	$1.75	$2.40	$(0.65)
West Coast	3.31	3.94	(0.63)	3.82	5.15	(1.33)
Weighted Average	1.64	1.97	(0.33)	1.77	2.43	(0.66)
Weighted Average after Hedging	1.92	2.26	(0.34)	2.07	2.44	(0.37)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	1	1	—	3	3	—
West Coast	555	611	(56)	2,345	2,320	25
Total Production	556	612	(56)	2,348	2,323	25

Average Prices (Per Barrel)
Appalachia	$31.22	$60.70	$(29.48)	$45.69	$57.14	$(11.45)
West Coast	41.22	61.85	(20.63)	45.94	64.18	(18.24)
Weighted Average	41.21	61.85	(20.64)	45.94	64.17	(18.23)
Weighted Average after Hedging	55.70	61.00	(5.30)	56.96	61.65	(4.69)

Total Production (MMcfe)	67,339	59,115	8,224	241,490	211,818	29,672

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.25	$0.27	$(0.02)	$0.26	$0.30	$(0.04)
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.82	$0.85	$(0.03)	$0.84	$0.88	$(0.04)
Depreciation, Depletion & Amortization per Mcfe (1)	$0.65	$0.75	$(0.10)	$0.71	$0.73	$(0.02)

(1)Refer to page 16 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.
(2)Amounts include transportation expense of $0.57 and $0.56 per Mcfe for the three months ended September 30, 2020 and September 30, 2019, respectively. Amounts include transportation expense of $0.57 and $0.56 per Mcfe for the twelve months ended September 30, 2020 and September 30, 2019, respectively.

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Fiscal 2021	Volume		Average Hedge Price
Oil Swaps
Brent	936,000	BBL	$59.45 / BBL
NYMEX	156,000	BBL	$51.00 / BBL
Total	1,092,000	BBL	$58.24 / BBL

Gas Swaps
NYMEX	149,160,000	MMBTU	$2.63 / MMBTU
DAWN	600,000	MMBTU	$3.00 / MMBTU
No Cost Collars	25,850,000	MMBTU	$2.28 / MMBTU (Floor) / $2.77 / MMBTU (Ceiling)
Fixed Price Physical Sales	65,421,882	MMBTU	$2.20 / MMBTU
Total	241,031,882	MMBTU

Hedging Summary for Fiscal 2022	Volume		Average Hedge Price
Oil Swaps
Brent	300,000	BBL	$60.07 / BBL
NYMEX	156,000	BBL	$51.00 / BBL
Total	456,000	BBL	$56.97 / BBL

Gas Swaps
NYMEX	128,530,000	MMBTU	$2.65 / MMBTU
No Cost Collars	2,350,000	MMBTU	$2.28 / MMBTU (Floor) / $2.77 / MMBTU (Ceiling)
Fixed Price Physical Sales	43,814,854	MMBTU	$2.30 / MMBTU
Total	174,694,854	MMBTU

Hedging Summary for Fiscal 2023	Volume		Average Hedge Price
Gas Swaps
NYMEX	23,240,000	MMBTU	$2.54 / MMBTU
Fixed Price Physical Sales	38,508,864	MMBTU	$2.29 / MMBTU
Total	61,748,864	MMBTU

Hedging Summary for Fiscal 2024	Volume		Average Hedge Price
Gas Swaps
NYMEX	1,150,000	MMBTU	$2.45 / MMBTU
Fixed Price Physical Sales	20,971,393	MMBTU	$2.25 / MMBTU
Total	22,121,393	MMBTU

Hedging Summary for Fiscal 2025	Volume		Average Hedge Price
Fixed Price Physical Sales	2,293,200	MMBTU	$2.18 / MMBTU

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Reserve Quantity Information
(Unaudited)

	Gas MMcf
	U.S.
	Appalachian	West Coast	Total
	Region	Region	Company
Proved Developed and Undeveloped Reserves:
September 30, 2019	2,915,886	33,633	2,949,519
Extensions and Discoveries	7,246	—	7,246
Revisions of Previous Estimates	(85,647)	(2,772)	(88,419)
Production	(225,513)	(1,889)	(227,402)
Purchases of Minerals in Place	684,141	—	684,141
September 30, 2020	3,296,113	28,972	3,325,085

Proved Developed Reserves:
September 30, 2019	1,901,162	33,633	1,934,795
September 30, 2020	2,744,851	28,972	2,773,823

	Oil Mbbl
	U.S.
	Appalachian	West Coast	Total
	Region	Region	Company
Proved Developed and Undeveloped Reserves:
September 30, 2019	13	24,860	24,873
Extensions and Discoveries	—	288	288
Revisions of Previous Estimates	2	(715)	(713)
Production	(3)	(2,345)	(2,348)
September 30, 2020	12	22,088	22,100

Proved Developed Reserves:
September 30, 2019	13	24,246	24,259
September 30, 2020	12	22,088	22,100

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2020	2019	(Decrease)	2020	2019	(Decrease)
Firm Transportation - Affiliated	13,021	14,194	(1,173)	111,166	121,618	(10,452)
Firm Transportation - Non-Affiliated	162,727	153,838	8,889	641,607	596,676	44,931
Interruptible Transportation	857	189	668	2,859	2,163	696
	176,605	168,221	8,384	755,632	720,457	35,175

Gathering Volume - (MMcf)
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2020	2019	(Decrease)	2020	2019	(Decrease)
Gathered Volume - Affiliated	73,441	65,170	8,271	264,305	234,760	29,545

Utility Throughput - (MMcf)
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2020	2019	(Decrease)	2020	2019	(Decrease)
Retail Sales:
Residential Sales	4,033	3,247	786	60,977	63,828	(2,851)
Commercial Sales	503	490	13	8,798	9,489	(691)
Industrial Sales	31	63	(32)	537	702	(165)
	4,567	3,800	767	70,312	74,019	(3,707)
Transportation	9,040	10,115	(1,075)	68,272	76,028	(7,756)
	13,607	13,915	(308)	138,584	150,047	(11,463)

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted Operating Results, Adjusted EBITDA and free cash flow, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results or liquidity and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted Operating Results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to Adjusted Operating Results for the three and twelve months ended September 30, 2020 and 2019:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands except per share amounts)	2020	2019	2020	2019
Reported GAAP Earnings	$(145,545)	$47,281	$(123,772)	$304,290
Items impacting comparability:
Impairment of oil and gas properties (E&P)	253,441	—	449,438	—
Tax impact of impairment of oil and gas properties	(69,698)	—	(123,187)	—
Deferred tax valuation allowance as of March 31, 2020	—	—	56,770	—
Remeasurement of deferred income taxes under 2017 Tax Reform	—	—	—	(5,000)
Mark-to-market adjustments due to hedge ineffectiveness (E&P)	—	(1,313)	—	(2,096)
Tax impact of mark-to-market adjustments due to hedge ineffectiveness	—	276	—	440
Unrealized (gain) loss on other investments (Corporate/All Other)	(2,439)	949	(1,645)	2,045
Tax impact of unrealized (gain) loss on other investments	512	(199)	345	(429)
Adjusted Operating Results	$36,271	$46,994	$257,949	$299,250

Reported GAAP Earnings per share	$(1.60)	$0.54	$(1.41)	$3.51
Items impacting comparability:
Impairment of oil and gas properties, net of tax (E&P)	2.02	—	3.71	—
Deferred tax valuation allowance as March 31, 2020	—	—	0.65	—
Remeasurement of deferred income taxes under 2017 Tax Reform	—	—	—	(0.06)
Mark-to-market adjustments due to hedge ineffectiveness, net of tax (E&P)	—	(0.01)	—	(0.02)
Unrealized (gain) loss on other investments, net of tax (Corporate/All Other)	(0.02)	0.01	(0.01)	0.02
Earnings per share impact of diluted shares	—	—	(0.02)	—
Adjusted Operating Results Per Share	$0.40	$0.54	$2.92	$3.45

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and twelve months ended September 30, 2020 and 2019:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands)	2020	2019	2020	2019
Reported GAAP Earnings	$(145,545)	$47,281	$(123,772)	$304,290
Depreciation, Depletion and Amortization	80,097	74,670	306,158	275,660
Other (Income) Deductions	(159)	(1,435)	17,814	15,542
Interest Expense	34,361	26,679	117,077	106,756
Income Taxes	(62,636)	11,415	18,739	85,221
Mark-to-Market Adjustments due to Hedge Ineffectiveness	—	(1,313)	—	(2,096)
Impairment of Oil and Gas Producing Properties	253,441	—	449,438	—
Adjusted EBITDA	$159,559	$157,297	$785,454	$785,373

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$46,966	$35,747	$189,520	$162,181
Gathering Adjusted EBITDA	33,062	29,895	119,879	108,292
Total Midstream Businesses Adjusted EBITDA	80,028	65,642	309,399	270,473
Exploration and Production Adjusted EBITDA	75,439	89,509	312,166	351,159
Utility Adjusted EBITDA	8,550	6,714	171,418	176,134
Corporate and All Other Adjusted EBITDA	(4,458)	(4,568)	(7,529)	(12,393)
Total Adjusted EBITDA	$159,559	$157,297	$785,454	$785,373

Page 26.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands)	2020	2019	2020	2019
Exploration and Production Segment
Reported GAAP Earnings	$(169,171)	$25,208	$(326,904)	$111,807
Depreciation, Depletion and Amortization	43,467	44,141	172,124	154,784
Other (Income) Deductions	280	(269)	882	(1,091)
Interest Expense	15,555	14,216	58,098	54,777
Income Taxes	(68,133)	7,526	(41,472)	32,978
Mark-to-Market Adjustments due to Hedge Ineffectiveness	—	(1,313)	—	(2,096)
Impairment of Oil and Gas Producing Properties	253,441	—	449,438	—
Adjusted EBITDA	$75,439	$89,509	$312,166	$351,159

Pipeline and Storage Segment
Reported GAAP Earnings	$16,045	$15,368	$78,860	$74,011
Depreciation, Depletion and Amortization	14,638	11,387	53,951	44,947
Other (Income) Deductions	(307)	(2,812)	(4,635)	(9,157)
Interest Expense	10,695	7,132	32,731	29,142
Income Taxes	5,895	4,672	28,613	23,238
Adjusted EBITDA	$46,966	$35,747	$189,520	$162,181

Gathering Segment
Reported GAAP Earnings	$17,550	$16,902	$68,631	$58,413
Depreciation, Depletion and Amortization	6,785	5,202	22,440	20,038
Other (Income) Deductions	(275)	(56)	(260)	(460)
Interest Expense	4,115	2,397	10,877	9,406
Income Taxes	4,887	5,450	18,191	20,895
Adjusted EBITDA	$33,062	$29,895	$119,879	$108,292

Utility Segment
Reported GAAP Earnings	$(6,969)	$(7,728)	$57,366	$60,871
Depreciation, Depletion and Amortization	14,007	13,630	55,248	53,832
Other (Income) Deductions	1,412	1,170	23,380	24,021
Interest Expense	5,720	5,492	22,150	23,443
Income Taxes	(5,620)	(5,850)	13,274	13,967
Adjusted EBITDA	$8,550	$6,714	$171,418	$176,134

Corporate and All Other
Reported GAAP Earnings	$(3,000)	$(2,469)	$(1,725)	$(812)
Depreciation, Depletion and Amortization	1,200	310	2,395	2,059
Other (Income) Deductions	(1,269)	532	(1,553)	2,229
Interest Expense	(1,724)	(2,558)	(6,779)	(10,012)
Income Taxes	335	(383)	133	(5,857)
Adjusted EBITDA	$(4,458)	$(4,568)	$(7,529)	$(12,393)

Management defines free cash flow as funds from operations less capital expenditures. The Company is unable to provide a reconciliation of projected free cash flow as described in this release to its comparable financial measure calculated in accordance with GAAP without unreasonable efforts. This is due to our inability to calculate the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.